                                                 Contract extended to 6/30/2000
                                                     By board action on 4/28/99
                                                Amended by the board on 8/18/99


                              MANAGEMENT CONTRACT



         AGREEMENT, made this 26th day of May, 1994 as amended on this 4th day of September, 1996 by and between Bridgeway Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), and Bridgeway Capital Management, Inc., a Texas corporation (hereinafter sometimes called the "Adviser").

                                  WITNESSETH:

         WHEREAS the Fund and the Adviser wish to enter into an agreement setting forth the terms on which the Adviser will perform certain services for the Fund;

         NOW THEREFORE, in consideration of the premises and the covenants contained hereinafter, the Fund and the Adviser agree as follows:

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms in this agreement set forth. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

         2. The Adviser, at its own expense, shall furnish to the Fund office space in the offices of the Adviser or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel (with the exception of bookkeeping, auditing, and accounting personnel) for managing the affairs and investments and keeping the Fund's records and shall arrange, if desired by the Fund, for members of the Adviser's organization or its affiliates to serve without salaries from the Fund as officers or agents of the Fund. The Adviser assumes and shall pay or reimburse the Fund for: (1) the compensation (if any) of the directors of the Fund who are interested persons of the Adviser, and the compensation of the officers of the Fund as such (with the exception of the Chief Financial Officer, Accounting Officer or Treasurer), and (2) all expenses incurred by the Adviser or by the Fund in connection with the management of the investment and reinvestment of the assets of the Fund and the administration of the affairs of the Fund, other than those specifically assumed by the Fund herein.

         Except as otherwise expressly provided above, the Fund assumes and shall pay all expenses of the Fund, including, without limitation: (1) the charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property, (2) the charges and expenses of bookkeeping personnel, auditors, and accountants, computer services and record keeping, (3) the charges and expenses of any transfer agents and registrars appointed by the Fund, (4) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party, (5) all taxes and corporate fees payable by the Fund to federal, state or other government agencies, (6) the cost of stock certificates (if any) representing shares of the Fund, (7) fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses used for these purposes and for shareholders of the Fund, (8) all expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders, (9) charges and expenses of legal counsel for the Fund in connection with legal matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities and expenses which the Fund has herein assumed, (10) compensation of directors who are not interested persons of the Adviser, (11) interest expense, (12) insurance expense, and (13) association membership dues.

         The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

         3. As compensation for its services rendered and the charges and expenses assumed and to be paid by the Adviser as described above, pays the Adviser a base fee computed and payable on or promptly after the last market day of each month at the following annual rate:

          .9% of the value of the Portfolio's average daily net assets during such month up to $250,000,000;
          .875% of the next $250,000,000 of such assets; and .85% of such assets over $500,000,000,

except that the fee for the Ultra-Small Company Portfolio during the period that the Portfolio's net assets range from $27,500,000 to $55,000,000 will be paid as if the Portfolio had $55,000,000 under management (that is, $55 million times .009 equals $495,000), subject to a maximum 1.49% annual rate.

         For purposes of calculating such fee, average daily net assets shall be computed by adding the total asset values less liabilities of each Portfolio as computed by the Adviser each day (during the month and dividing the resulting total by the number of days in the month). Expenses and fees of each Portfolio, including the advisory fee, will be accrued daily and taken into account in determining net asset value. For any period less than a full month during which this agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month.

         The base fee for the Ultra-Small Company Portfolio will not be adjusted for performance. The Aggressive Growth and Social Responsibility Portfolio base fee described above will be adjusted each Quarterly Period (as defined below) by adding to or subtracting from such rate, when appropriate, the applicable performance adjustment rate percentage as described below. The resulting advisory fee rate will then be applied to the average daily net asset value of the Fund for the succeeding quarterly period. The advisory fee will be paid monthly and will be one-twelfth (1/12th) of the resulting dollar figure.

         The performance adjustment rate shall vary with the Fund's performance as compared to the performance of the Standard & Poor's 500 Composite Stock Price Index with dividends reinvested (hereinafter "Index" or "S & P 500 Index") and will range from -.7% to +.7%; the performance rate adjustment will be calculated at 4.67% of the difference between the performance of the Fund and that of the Index, except that there will be no performance adjustment if the difference between the Fund performance and the Index performance is less than or equal to 2%. The graph and table in the Prospectus (see "Management of the Fund") illustrate the relationship between the advisory fee and the fund performance relative to the Index.

         The performance period shall consist of the most recent five year period ending on the last day of the quarter (March, June, September, and December) that the New York Stock Exchange was open for trading. For example, on February 15, 2000, the relevant five year period would be from Friday, December 30, 1994 through Friday, December 31, 1999.

         The performance of the Index will be the five year percentage increase (or decrease) in the capitalization weighted S & P 500 Index with dividends reinvested. The Fund performance will be the percentage increase (or decrease) of the portfolio net asset value per share over the performance period and will be calculated as the sum of: 1) the change in the portfolio unit value during such period, 2) the unit value of portfolio distributions from income or capital gains (long or short term) having an ex-dividend date occurring within the performance period and assumed to have been reinvested at the net asset value on ex-date, and 3) the unit value of capital gains taxes paid or accrued during the performance period of undistributed realized capital gains, if any. Thus, the Fund performance will be in accordance with SEC standardized total return formula.

         The adjustment to the Basic Advisory Fee will not be cumulative. An increased fee will result even though the performance of the Fund over some period of time shorter than the Performance Period has been behind that of the Index and, conversely, a reduction in the Basic Advisory Fee will be made for a month even though the performance of the Fund over some period of time shorter than the performance Period has been ahead of that of the Index.

         As indicated above, the Fund's expenses (including the monthly Basic Advisory fee) will be accrued daily. The performance adjustment for each performance fee period will be computed monthly and accrued daily in the subsequent monthly period and taken into account in computing the daily net asset value of a Fund Portfolio's share. However, the expenses in excess of any maximum expense limitation that is assumed by the Fund's Adviser or Distributor, if any, shall not be accrued for the purpose of computing the daily net asset value of a Fund share.

         Since the Fund does not have a five year operating history, the performance rate adjustment will be calculated as follows during the initial five year period.

           (a) From Fund inception through April 30, 1995, the performance rate adjustment will not be operative. The advisory fee payable will be the base fee only.

           (b) From April 30, 1995 through September 30, 1999, the performance rate adjustment fee will be calculated based upon a comparison of the investment performance of each Portfolio and the Index over the number of quarters that have elapsed since the Fund began operations (August 5, 1994). Each time the performance adjustment fee is calculated, it will cover a longer time span, until it can cover a running five year period as intended. In the meantime, the early months of the transition period will have a disproportionate effect on the performance adjustment of the fee.

         4. The Fund shall cause its books and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Fund.

         5. Subject to and in accordance with the Articles of Incorporation of the Fund and of the Certificate of Incorporation of the Adviser, respectively, it is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or stockholders, or otherwise, that directors, officers, agents and stockholders of the Adviser are or may be interested in the Fund as directors, officers, stockholders or otherwise, that the Adviser (or any such successor) is or may be interested in the Fund as stockholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation and Certificate of Incorporation, respectively.

         6. This agreement shall continue in effect until June 30, 1997 and thereafter from year to year if its continuance after said date is specifically approved on or before said date and at least annually thereafter by vote of a majority of the outstanding voting securities of the Fund or by the Board or Directors of the Fund, and in addition thereto by a majority of the Directors of the Fund who are not parties to the agreement or interested persons of the Adviser or affiliated with any such party except as directors of the Fund, provided, however, that: (1) this agreement may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser, (2) this agreement shall immediately terminate in the event of its assignment (within the meaning of the federal Investment Company Act of 1940), and (3) this agreement may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

         7. This agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Fund.

The contract was amended by the Board of Directors on August 18, 1999 without a shareholder vote, relying on no-action positions cited by the SEC staff in reply to the Adviser's no-action request to read :

The Adviser will reimburse expenses, if necessary, to ensure expense ratios do not exceed the following fiscal year expense ratios:

                           Ultra-Small Company       2.0%
                           ------------------------------
                           Aggressive Growth         2.0%
                           ------------------------------
                           Social Responaibility*    1.5%
                           ------------------------------

         *For the Social Responsibility only, if the performance adjustment portion of the management fee is positive, then the expense ratio will be reimbursed to the level of 1.5% plus the performance adjustment up to a maximum expense ratio of 2.0%.


         IN WITNESS WHEREOF the parties have hereto executed this agreement on the day and year first above written.


                                        BRIDGEWAY FUND, INC.


                                        By: /s/ JOHN MONTGOMERY
                                            -----------------------
                                                 President


                                        BRIDGEWAY CAPITAL MANAGEMENT, INC.


                                        By: /s/ JOHN MONTGOMERY
                                            -----------------------
                                                 President

                                                Contract extended to 6/30/2000
                                                By board action on 4/28/99
                                                Amended by the board on 3/18/99


                              MANAGEMENT CONTRACT



         AGREEMENT, made this 26 day of May, 1997 by and between Bridgeway Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), and Bridgeway Capital Management, Inc., a Texas corporation (hereinafter sometimes called the "Adviser").


                                  WITNESSETH:


         WHEREAS the Fund and the Adviser wish to enter into an agreement setting forth the terms on which the Adviser will perform certain services for the Fund;

         NOW THEREFORE, in consideration of the premises and the covenants contained hereinafter, the Fund and the Adviser agree as follows:

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the ULTRA-SMALL INDEX PORTFOLIO and the ULTRA-LARGE 35 INDEX PORTFOLIO and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms in this agreement set forth. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

         2. The Adviser, at its own expense, shall furnish to the Fund office space in the offices of the Adviser or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel (with the exception of bookkeeping, auditing, state registration, and accounting personnel) for managing the affairs and investments and keeping the Fund's records and shall arrange, if desired by the Fund, for members of the Adviser's organization or its affiliates to serve without salaries from the Fund as officers or agents of the Fund. The Adviser assumes and shall pay or reimburse the Fund for: (1) the compensation (if any) of the directors of the Fund who are interested persons of the Adviser, and the compensation of the officers of the Fund as such (with the exception of the Chief Financial Officer, Accounting Officer or Treasurer), and (2) all expenses incurred by the Adviser or by the Fund in connection with the management of the investment and reinvestment of the assets of the Fund and the administration of the affairs of the Fund, other than those specifically assumed by the Fund herein.

         Except as otherwise expressly provided above, the Fund assumes and shall pay all expenses of the Fund, including, without limitation: (1) the charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property, (2) the charges and expenses of bookkeeping personnel, auditors, and accountants, computer services and record keeping, (3) the charges and expenses of any transfer agents and registrars appointed by the Fund, (4) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party, (5) all taxes and corporate fees payable by the Fund to federal, state or other government agencies, (6) the cost of stock certificates (if any) representing shares of the Fund, (7) fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses used for these purposes and for shareholders of the Fund, (8) all expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders, (9) charges and expenses of legal counsel for the Fund in connection with legal matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities and expenses which the Fund has herein assumed, (10) compensation of directors who are not interested persons of the Adviser, (11) interest expense, (12) insurance expense, and (13) association membership dues.

         The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

         3. As compensation for its services rendered and the charges and expenses assumed and to be paid by the Adviser as described above, pays the Adviser a base fee computed and payable on or promptly after the last market day of each month at the following annual rate:

               .5% of the value of the Ultra-Small Index Portfolio's average daily net assets and
               .08% of the value of the Ultra-Large 35 Index Portfolio.

         For purposes of calculating such fee, average daily net assets shall be computed by adding the total asset values less liabilities of each Portfolio as computed by the Adviser each day (during the month and dividing the resulting total by the number of days in the month). Expenses and fees of each Portfolio, including the advisory fee, will be accrued daily and taken into account in determining net asset value. For any period less than a full month during which this agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month.

         4. The Fund shall cause its books and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Fund.

         5. Subject to and in accordance with the Articles of Incorporation of the Fund and of the Certificate of Incorporation of the Adviser, respectively, it is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or stockholders, or otherwise, that directors, officers, agents and stockholders of the Adviser are or may be interested in the Fund as directors, officers, stockholders or otherwise, that the Adviser (or any such successor) is or may be interested in the Fund as stockholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation and Certificate of Incorporation, respectively.

         6. This agreement shall continue in effect until June 30, 1997 and thereafter from year to year if its continuance after said date is specifically approved on or before said date and at least annually thereafter by vote of a majority of the outstanding voting securities of the Fund or by the Board or Directors of the Fund, and in addition thereto by a majority of the Directors of the Fund who are not parties to the agreement or interested persons of the Adviser or affiliated with any such party except as directors of the Fund, provided, however, that: (1) this agreement may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser, (2) this agreement shall immediately terminate in the event of its assignment (within the meaning of the federal Investment Company Act of 1940), and (3) this agreement may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.

         7. This agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Fund.

The contract was amended by the Board of Directors on August 18, 1999 without a shareholder vote, relying on no-action positions cited by the SEC staff in reply to the Adviser's no-action request to read :

The Adviser will reimburse expenses, if necessary, to ensure expense ratios do not exceed the following fiscal year expense ratios:

                           Ultra-Small Index Portfolio        0.75%
                           ----------------------------------------
                           Ultra-Large 35 Index Portfolio     0.15%
                           ----------------------------------------


         IN WITNESS WHEREOF the parties have hereto executed this agreement on the day and year first above written.


                                       BRIDGEWAY FUND, INC.


                                       By: /s/ JOHN MONTGOMERY
                                           -----------------------
                                                President


                                       BRIDGEWAY CAPITAL MANAGEMENT, INC.


                                       By: /s/ JOHN MONTGOMERY
                                           -----------------------
                                                President

                                                  Contract extended to 6/30/2000
                                                  By board action on 4/28/99



                               MANAGEMENT CONTRACT


         AGREEMENT, made this 3rd day of June, 1998 by and between the MICRO-CAP LIMITED PORTFOLIO (hereinafter called the "Portfolio") of Bridgeway Fund, Inc., a Maryland corporation (hereinafter called the "Fund"), and Bridgeway Capital Management, Inc., a Texas corporation (hereinafter sometimes called the "Adviser").


                                   WITNESSETH:

         WHEREAS the Fund and the Adviser wish to enter into an agreement setting forth the terms on which the Adviser will perform certain services for the Fund;

         NOW THEREFORE, in consideration of the premises and the covenants contained hereinafter, the Fund and the Adviser agree as follows:

         1. The Fund hereby employs the Adviser to manage the investment and reinvestment of the assets of the Fund and to administer its affairs, subject to the supervision of the Board of Directors of the Fund, for the period and on the terms in this agreement set forth. The Adviser hereby accepts such employment and agrees during such period, at its own expense, to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Fund in any way or otherwise be deemed as agent of the Fund.

         2. The Adviser, at its own expense, shall furnish to the Fund office space in the offices of the Adviser or in such other place as may be agreed upon from time to time, and all necessary office facilities, equipment and personnel (with the exception of bookkeeping, auditing, and accounting personnel) for managing the affairs and investments and keeping the Fund's records and shall arrange, if desired by the Fund, for members of the Adviser's organization or its affiliates to serve without salaries from the Fund as officers or agents of the Fund. The Adviser assumes and shall pay or reimburse the Fund for: (1) the compensation of the directors of the Fund who are interested persons of the Adviser, and the compensation of the officers of the Fund as such (with the exception of any portion of the Treasurer or Secretary's time spent on bookkeeping, auditing, state registration and accounting), and (2) all expenses incurred by the Adviser or by the Fund in connection with the management of the investment and reinvestment of the assets of the Fund and the administration of the affairs of the Fund, other than those specifically assumed by the Fund herein.

         Except as otherwise expressly provided above, the Fund assumes and shall pay all expenses of the Fund, including, without limitation: (1) the charges and expenses of any custodian or depository appointed by the Fund for the safekeeping of its cash, securities and other property, (2) the charges and expenses of bookkeeping personnel, auditors, and accountants, computer services related to Portfolio accounting and record keeping, (3) the charges and expenses of any transfer agents and registrars appointed by the Fund, (4) brokers' commissions and issue and transfer taxes chargeable to the Fund in connection with securities transactions to which the Fund is a party, (5) all taxes and corporate fees payable by the Fund to federal, state or other government agencies, (6) fees and expenses involved in registering and maintaining registrations of the Fund and of its shares with the Securities and Exchange Commission and qualifying its shares under state or other securities laws, including the preparation and printing of prospectuses used for these purposes and for shareholders of the Fund, (7) all expenses of shareholders' and directors' meetings and of preparing and printing reports to shareholders, (8) charges and expenses of legal counsel for the

Fund in connection with legal matters relating to the Fund, including without limitation, legal services rendered in connection with the Fund's corporate existence, corporate and financial structure and relations with its shareholders, registrations and qualifications of securities under federal, state and other laws, issues of securities and expenses which the Fund has herein assumed, (9) compensation of directors who are not interested persons of the Adviser, (10) interest expense, (11) insurance expense, and (12) association membership dues.

         The services of the Adviser to the Fund hereunder are not to be deemed exclusive, and the Adviser shall be free to render similar services to others so long as its services hereunder be not impaired thereby.

         3. As compensation for its services rendered and the charges and expenses assumed and to be paid by the Adviser as described above, pays the Adviser during the first year through June 30, 1999 a base fee computed and payable within two business days of the last market day of each month at the following annual rate:

                  .9% of the value of the Portfolio's average daily net assets during such month up to $27,500,000;
                  During the period that the Portfolio's net assets range from
                    $27,500,000 to $55,000,000, the fee will be paid as if the Portfolio had $55,000,000 under management ($55 million times .009 equals $495,000), subject to a maximum of 1.49% annual rate .85% of such assets over $500,000,000.

         For purposes of calculating such fee, average daily net assets shall be computed by adding the total asset values less liabilities of each Portfolio as computed by the Adviser each day (during the month and dividing the resulting total by the number of days in the month). Expenses and fees of each Portfolio, including the advisory fee, will be accrued daily and taken into account in determining net asset value. For any period less than a full month during which this agreement is in effect, the fee shall be prorated according to the proportion which such period bears to a full month.

         After June 30, 1999, the base fee described above will be adjusted each Quarterly Period (as defined below) by adding to or subtracting from such rate, when appropriate, the applicable performance adjustment rate percentage as described below. The resulting advisory fee rate will then be applied to the average daily net asset value of the Fund for the succeeding quarterly period. The advisory fee will be paid monthly and will be one-twelfth (1/12th) of the resulting dollar figure.

         The performance adjustment rate shall vary with the Fund's performance as compared to the performance of the CRSP Cap-based Portfolio 9 Index with dividends reinvested (hereinafter "Index") and will range from -.7% to +.7%; the performance rate adjustment will be calculated at 2.87% of the difference between the performance of the Fund and that of the Index, except that there will be no performance adjustment if the difference between the Fund performance and the Index performance is less than or equal to 2%. The graph and table in the Prospectus (see "Management of the Fund") illustrate the relationship between the advisory fee and the fund performance relative to the Index.

         The performance period shall consist of the most recent five year period ending on the last day of the quarter (March, June, September, and December) that the New York Stock Exchange was open for trading. For example, on February 15, 2006, the relevant five year period would be from Friday, December 29, 2000 through Friday, December 30, 2005.

         The Fund performance will be the percentage increase (or decrease) of the portfolio net asset value per share over the performance period and will be calculated as the sum of: 1) the change in the portfolio unit value during such period, 2) the unit value of portfolio distributions from income or capital gains (long or short term) having an ex-dividend date occurring within the performance period and assumed to have been reinvested at the net asset value on ex-date, and 3) the unit value of capital gains taxes paid or accrued during the performance period of undistributed realized capital gains, if any. Thus, the Fund performance will be in accordance with SEC standardized total return formula.

         The adjustment to the Basic Advisory Fee will not be cumulative. An increased fee will result even though the performance of the Fund over some period of time shorter or longer than the Performance Period has been behind that of the Index and, conversely, a reduction in the basic advisory fee will be made for a month even though the performance of the Fund over some period of time shorter or longer than the performance Period has been ahead of that of the Index.

         As indicated above, the Fund's expenses (including the monthly Basic Advisory fee) will be accrued daily. The performance adjustment for each performance fee period will be computed monthly and accrued daily in the subsequent monthly period and taken into account in computing the daily net asset value of a Fund Portfolio's share. However, the expenses in excess of any maximum expense limitation that is assumed by the Fund's Adviser or Distributor, if any, shall not be accrued for the purpose of computing the daily net asset value of a Fund share.

         Since the Fund does not have a five year operating history, the performance rate adjustment will be calculated as follows during the initial five year period.

           (a) From Fund inception through April 30, 1999, the performance rate adjustment will not be operative. The advisory fee payable will be the base fee only.

           (b) From July 1, 1999 through June 30, 2003, the performance rate adjustment fee will be calculated based upon a comparison of the investment performance of the Portfolio and the Index over the number of quarters that have elapsed since June 30, 1998. Each time the performance adjustment fee is calculated, it will cover a longer time span, until it can cover a running five year period as intended. In the meantime, the early months of the transition period will have a disproportionate effect on the performance adjustment of the fee.

         4. The Fund shall cause its books and accounts to be audited at least once each year by a reputable, independent public accountant or organization of public accountants who shall render a report to the Portfolio.

         5. Subject to and in accordance with the Articles of Incorporation of the Fund and of the Certificate of Incorporation of the Adviser, respectively, it is understood that directors, officers, agents and stockholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers or stockholders, or otherwise, that directors, officers, agents and stockholders of the Adviser are or may be interested in the Fund as directors, officers, stockholders or otherwise, that the Adviser (or any such successor) is or may be interested in the Fund as stockholder or otherwise and that the effect of any such adverse interests shall be governed by said Articles of Incorporation and Certificate of Incorporation, respectively.

         6. This agreement shall continue in effect until June 30, 1999 and thereafter from year to year if its continuance after said date is specifically approved on or before said date and at least annually thereafter by vote of a majority of the outstanding voting securities of the Fund or by the Board or Directors of the Fund, and in addition thereto by a majority of the Directors of the Fund who are not parties to the agreement or interested persons of the Adviser or affiliated with any such party except as directors of the Fund, provided, however, that: (1) this agreement may at any time be terminated without the payment of any penalty either by vote of the Board of Directors of the Fund or by vote of a majority of the outstanding voting securities of the Fund, on sixty days' written notice to the Adviser, (2) this agreement shall immediately terminate in the event of its assignment (within the meaning of the federal Investment Company Act of 1940), and (3) this agreement may be terminated by the Adviser on ninety days' written notice to the Fund. Any notice under this agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party.


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


         7. This agreement may be amended at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved by vote of a majority of the outstanding voting securities of the Fund.

The contract was amended by the Board of Directors on August 18, 1999 without a shareholder vote, relying on no-action positions cited by the SEC staff in reply to the Adviser's no-action request to read :

The Adviser will reimburse expenses, if necessary, to ensure expense ratios do not exceed 1.9% for the fiscal year.


         IN WITNESS WHEREOF the parties have hereto executed this agreement on the day and year first above written.


                                            BRIDGEWAY FUND, INC.


                                            By: /s/ JOHN MONTGOMERY
                                               ------------------------
                                                     President


                                            BRIDGEWAY CAPITAL MANAGEMENT, INC.


                                            By: /s/ JOHN MONTGOMERY
                                               ------------------------
                                                     President


                                       4